UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2024

Aemetis, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36475	26-1407544
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification Number

20400 Stevens Creek Blvd., Suite 700
Cupertino, CA 95014
(408) 213-0940
(Registrant's address and telephone number of principal executive office)

N/A
(Former name or former address, if changed since last report)

Common Stock, par value $0.001	AMTX	NASDAQ Global Market
Title of class of registered securities	Trading Symbol	Name of exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01 Regulation FD Disclosure

On February 20, 2024, Aemetis, Inc. issued a press release announcing an update to its Five Year Plan and stating that the Five Year Plan is available on the Aemetis website at www.aemetis.com/Five-Year-Plan.  A copy of the press release is attached hereto as Exhibit 99.1, and a copy of the Five Year Plan is attached as Exhibit 99.2.

This Current Report on Form 8-K and the included Exhibits are being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. References to the Aemetis website are likewise solely to identify the public location of the referenced document and are not intended to incorporate any information from the website by reference into this Current Report on Form 8-K, nor to “file” any information from the website or to incorporate it by reference in any Securities Act filing. Aemetis is not undertaking any obligation to update the Exhibits or the website.

Item 9.01 Exhibits

Exhibit
Number     Description of the Exhibit

99.1            Aemetis, Inc. Press Release, dated February 20, 2024, with headline "Aemetis Announces Updated Five Year Plan Projecting Growth to $1.95 Billion of Revenue and $645 Million of Adjusted EBITDA in 2028"
99.2            Aemetis, Inc. Presentation, dated February 20, 2024, entitled "Aemetis, Inc. (NASDAQ: AMTX): Leading the Production of Below Zero Carbon Intensity Renewable Natural Gas and Renewable Fuels for Airplanes, Cars, Trucks, and Electric Vehicles, February 20, 2024"
104             Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEMETIS, INC.

February 20, 2024	/s/ Eric A. McAfee
Eric A. McAfee
Chair and Chief Executive Officer